UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Ikanos Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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Filed by Ikanos Communications, Inc.

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Subject Company: Ikanos Communications, Inc.

Commission File No.: 000-51532

Supplier Letter

April 22, 2009

Dear Supplier:

Subject: Ikanos to Purchase Conexant’s Broadband Access Product Line

Ikanos Communications today announced it has entered into a definitive agreement to purchase the Broadband Access product line from Conexant Systems, Inc. We believe that the new company will allow us to bring even greater value to our customers as well as our subcontractor partners.

The new company will have deep technical expertise, greater scale and a broader product line. We will have the world’s best analog and digital design teams and a portfolio of approximately 400 patents and applications. We’ll be number one in VDSL market share, number two in ADSL market share, and a leading provider of processors, PON products, and much more. With greater scale and a significantly expanded product set, we’ll be able to strengthen our business with our valued partners.

We expect to complete the transaction by the end of the 3rd quarter of calendar year 2009. Ikanos and Conexant are committed to making the transition efficient for you. Please note that until the transaction is closed, you should continue to work with the personnel you have historically worked with at Conexant and Ikanos. We’ll be in touch regarding new contacts at the appropriate time.

Thank you for your continued support. If you have questions, please contact me.

Sincerely,

Name

Title

Ikanos Communications, Inc.

Partner Letter

April 22, 2009

Dear Partner:

Subject: Ikanos to Purchase Conexant’s Broadband Access Product Line

Ikanos Communications today announced it has entered into a definitive agreement to purchase the Broadband Access product line from Conexant Systems, Inc. We believe that the new company will allow us to bring even greater value to our customers and partners.

The new company will have deep technical expertise, greater scale and a broader product line. We will have the world’s best analog and digital design teams and a portfolio of approximately 400 patents and applications. We’ll be number one in VDSL market share, number two in ADSL market share, and a leading provider of processors, PON products, and much more. With greater scale and a significantly expanded product set, we’ll be able to strengthen our business with our valued partners.

We expect to complete the transaction by the end of the 3rd quarter of calendar year 2009. Ikanos and Conexant are committed to making the transition efficient for you. Please note that until the transaction is closed, you should continue to work with the personnel you have historically worked with at Conexant and Ikanos. We’ll be in touch regarding new contacts at the appropriate time.

Thank you for your continued support. If you have questions, please contact me.

Sincerely,

Name

Title

Ikanos Communications, Inc.

Customer Letter

Dear Customer:

Subject: Ikanos to Purchase Conexant’s Broadband Access Product Line

Ikanos Communications today announced it has entered into a definitive agreement to purchase the Broadband Access product line from Conexant Systems, Inc. We believe that this acquisition will allow us to bring even greater value to you, our customers.

The new company will have deep technical expertise, greater scale and a broader product line. We will have the world’s best analog and digital design teams and a portfolio of approximately

400 patents and applications. We’ll be number one in VDSL market share, number two in ADSL market share, and a leading provider of processors, PON products, and much more. We’ll be able to bring that expertise and broad product set to bear in support of your business.

We expect to complete the transaction by the end of the 3rd quarter of calendar year 2009. If you’re currently purchasing Conexant Broadband Access products, do not be concerned about product availability. Once the acquisition is complete, the new company will continue to make available and support the products acquired from Conexant and the products of Ikanos. Ikanos and Conexant are committed to making the transition efficient for you. Please note that until the transaction is closed, you should continue to work with the personnel you have historically worked with at Conexant and Ikanos. We’ll be in touch regarding new contacts at the appropriate time.

Thank you for your continued business and support. If you have questions, please contact me.

Sincerely,

Name

Title

Ikanos Communications, Inc.

General Email Announcement

Ikanos to Purchase Conexant’s Broadband Access Product Line

Ikanos today announced the signing of a definitive agreement to purchase the Broadband Access product line from Conexant Systems, Inc. The transaction should more than double the Company’s revenue, and the combined organization will have the expertise and resources required to satisfy the demand for powerful broadband network products around the world.

The combination of Ikanos and Conexant’s Broadband Access product line brings together the industry’s most comprehensive portfolio of broadband access products. Ikanos will build on its status as the VDSL market share leader, will add substantial ADSL market share, and will have a broad product portfolio that includes SHDSL, 802.11 b/g wireless networking, Ethernet switching, and passive optical networking (PON). In addition, the combined company will have both MIPS- and ARM-based processors that are powering broadband access networks around the world.

“Customers should not be concerned about product transitions. Once the acquisition is complete, the combined company will continue to make available and support the products acquired from Conexant along with the products of Ikanos,” said Michael Gulett, president and CEO of Ikanos.

The combined company will also have the expertise to enable service providers and network equipment manufacturers to effectively build advanced networks, and deploy multi-play services including high-speed Internet, Internet protocol television (IPTV), voice-over Internet protocol (VoIP) and fixed-mobile convergence (FMC) offerings. The combined organization’s customers will include a vast array of industry leading network equipment manufacturers and service providers from around the world.

Additional Information About the Transaction and Where to Find It

Ikanos plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed issuance of securities to Tallwood and the acquisition of the Broadband Access product line from Conexant (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Ikanos through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Ikanos by contacting Investor Relations by telephone at (510) 979-0400, or by mail at Ikanos Communications, Investor Relations, 47669 Fremont Blvd, Fremont, California 94538, USA.

Ikanos and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ikanos in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Ikanos’ proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Ikanos by contacting Investor Relations by telephone at (510) 979-0400, or by mail at Ikanos Communications, Investor Relations, 47669 Fremont Blvd, Fremont, California 94538, USA, or by going to Ikanos’ Investors page on its corporate web site at www.ikanos.com.